                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                   FORM 6-K

         REPORT OF FOREIGN ISSUER PURSUANT TO SECTION 13a-16 OR 15d-16
                     OF THE SECURITIES EXCHANGE ACT OF 1934

               For the Month Ended          Commission file number
                December 31, 1999                  0-14884

            Exact name of the registrant as specified in its charter

                  SAND TECHNOLOGY SYSTEMS INTERNATIONAL INC.

                          Jurisdiction of Incorporation
                                     CANADA

                   Address of principal executive offices:

                   4141 SHERBROOKE STREET WEST, SUITE 410
                      WESTMOUNT, QUEBEC, CANADA H3Z 1B8

                           TELEPHONE (514) 939-3477

     Indicate by check mark whether the registrant files or will file annual reports under cover Form 20-F or Form 40-F.

                   Form 20-F   X                    Form 40-F
                             -----                            -----

     Indicate by check mark whether the registrant by furnishing the information contained in this Form is also thereby furnishing the information to the Commission pursuant to Rule 12g3-2(b) under the Securities Exchange Act of 1934.

                   Yes                              No   X
                       -----                           -----

     If "Yes" is marked, indicate below the file number assigned to the
registrant in connection with Rule 12g3-2(b): 82-       N/A .
                                              -------------

                           Total number of pages is 10

                                    For Further Information Contact:
                                    Vice President, Finance and Administration
                                    Sand Technology Systems International Inc.
                                    4141 Sherbrooke St. West, Suite 410
                                    Montreal H3Z 1B8
                                    (514) 939-3477

FOR IMMEDIATE RELEASE: WEDNESDAY, DECEMBER 15, 1999.
TO: CANADIAN BUSINESSWIRE WIRES, NEW YORK, IRW (INC. DOW & REUTERS)

SAND TECHNOLOGY SYSTEMS INTERNATIONAL REPORTS FIRST QUARTER PROFITS

MONTREAL, CANADA, December 15, 1999 -- SAND TECHNOLOGY SYSTEMS INTERNATIONAL INC. (NASDAQ: SNDT) today reported net earnings for its fiscal quarter ended October 31, 1999 of $1,701,761 or $0.20 per share on sales of $573,889 as compared to a loss of $(1,315,311) or $(0.15) per share on sales of $646,722 for the fiscal quarter ended October 31, 1998. Earnings from operations were $1,299,058 for first quarter of fiscal 2000 as compared to a deficit of $(1,659,337) for the first quarter of fiscal 1999.

Arthur Ritchie, President and Chief Executive Officer, indicated that the financial impact of the sale of the company's stake in Hitachi Data Systems Inc. was reflected in the first quarter results. He went on to observe that it had been expected that the initial implementations of Nucleus during the first quarter would produce relatively small revenues, but these implementations fit in with the relatively limited budgets that organizations have had to work with given the general focus on finalizing Y2K issues during the last months of 1999. He added that "the company is stepping up its ongoing development efforts for Nucleus, in line with the growing acceptance of its Nucleus products in the marketplace."

Mr. Ritchie concluded by saying that the "new products introduced over the past months have been very well received by customers as well as by leading analysts and industry journals. Sand is committed to ensure the success of the Nucleus product suite."


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

SAND TECHNOLOGY SYSTEMS INTERNATIONAL provides high performance, scalable software solutions for data mining, data marts, data warehouses and on-line analytical processing (OLAP). Sand's product suite, the Nucleus Series brings patented technology to the business user allowing for more timely and accurate decision processing within the disconnected client, desktop, workgroup, departmental and enterprise computing environments. More information on Nucleus is provided at the Sand website at http:/www.sandtechnology.com.

Nucleus, Nucleus Server and N-Vector are registered trademarks of Sand Technology Systems International Inc. and Nucleus Exploration Mart, Nucleus Exploration Warehouse, Nucleus Virtual Database (VDB), NUCLEUS POWERED! and Nucleus E! are trademarks of Sand Technology Systems International Inc. Other trademarks are the property of their respective owners.

The earnings projections contained in this release are forward looking statements based on reasonable assumptions. However, some assumptions may not materialize and unanticipated events may occur which could cause actual results to differ materially from those forecasted. Competitive pressures, availability and cost competitiveness of supplies or competing products, timing of significant orders, market acceptance of the Sand Enterprise Nucleus Server and other risks and uncertainties described in Sand's reports to Securities and Exchange Commission are important factors which could cause actual results to differ materially from those projected.

SAND TECHNOLOGY SYSTEMS INTERNATIONAL INC.
Consolidated Statement of Operations
(Unaudited)

                                                   IN CANADIAN DOLLARS
                                           -------------------------------------
                                            3 Months Ended       3 Months Ended
                                           October 31, 1999     October 31, 1998
                                           ----------------     ----------------
Net Sales                                     $  573,889          $   646,722

(Loss) earnings from operations               $1,299,058          $(1,659,337)

Income from Affiliate                         $  283,510          $   414,935

Net (loss) earnings                           $1,701,761          $(1,315,311)

(Loss) earnings per share                     $     0.20          $     (0.15)

Weighted average number of
shares outstanding                             8,522,873            8,488,206

                    SAND TECHNOLOGY SYSTEMS INTERNATIONAL INC.

Part 1.   FINANCIAL INFORMATION

                CONSOLIDATED BALANCE SHEET AS AT OCTOBER 31, 1999
                   with Comparative Figures as at July 31, 1999
                          (Stated in Canadian Dollars)

                                                       October 31        July 31
                                                             1999           1999
                                                        UNAUDITED        AUDITED
                    ASSETS
CURRENT
  Cash                                                $   492,562    $   124,078
  Short term investments (Note 4)                       4,901,978        885,440
  Accounts receivable
    Trade                                               1,371,297        820,232
    Other                                                      --             --
Loan bearing interest                                     100,000        100,000
Inventory                                                  46,485         47,142
  Prepaid expenses and other                              188,818         12,147
  TOTAL CURRENT ASSETS                                  7,101,140      1,989,039

LONG TERM ASSETS
  Prepaid Royalties                                     2,223,950      2,413,117
  Investment in Affiliates                                     --      3,219,670
    Fixed assets and improvements                         157,934        181,456

  Other assets                                            433,826        469,978
  TOTAL LONG TERM ASSETS                                2,815,710      6,284,221
                                                      -----------    -----------
TOTAL ASSETS                                          $ 9,916,850    $ 8,273,260

                  LIABILITIES
CURRENT
  Accounts payable & accrued liabilities                  503,049        262,080
  Provision on Maintenance Costs                               --             --
  Current portion of balance of purchase price                 --        300,000
  Deferred revenue                                             --             --
  Income taxes                                                 --             --
  Due to HDS                                                   --             --
  TOTAL CURRENT LIABILITIES                               503,049        562,080

LONG TERM LIABILITIES
  Deferred revenue                                             --             --
  Balance of purchase price                             1,970,860      1,970,000
  TOTAL LONG TERM LIABILITIES                           1,970,860      1,970,000

SHAREHOLDERS EQUITY
  Common stock - Authorized                             8,781,335      8,781,335
  Retained earnings at end of period                   (1,338,394)    (3,040,155)
                                                      -----------    -----------
  TOTAL SHAREHOLDERS EQUITY                             7,442,941      5,741,180
                                                      -----------    -----------
TOTAL LIABILITY & SHAREHOLDERS EQUITY                 $ 9,916,850    $ 8,273,260
Exchange Rate as per Balance Sheet                        US$0.68        US$0.66

See Accompanying Notes to Oct. 31, 1999 Consolidated Financial Statements

                  SAND TECHNOLOGY SYSTEMS INTERNATIONAL INC.

              CONSOLIDATED STATEMENT OF OPERATIONS AND DEFICIT
                   FOR THE PERIODS ENDED OCTOBER 31, 1999
                            AND OCTOBER 31, 1998

              ------------------------------------------------

                        (Stated in Canadian Dollars)

                                         3 mths ended          3 mths ended
                                        Oct. 31, 1999         Oct. 31, 1998
                                            UNAUDITED             UNAUDITED
Net Sales                                 $   573,889           $   646,722
Research & development costs               (1,234,238)           (1,094,074)

Selling, general & admin. expenses         (1,465,005)           (1,196,070)
Cost of Sales                                (369,473)              (77,085)
Net Interest/Investment expense                 1,589                61,170
Other Expenses                                     --                    --
                                          -----------           -----------
  Income from operations                   (2,493,238)           (1,659,337)

Foreign exchange
  Earnings (loss)                             119,193               (70,909)
Share of earnings (loss) in HDS               283,510               414,935
Net income before extraordinary item       (2,090,535)           (1,315,311)

Income taxes (Note 3)                              --                    --
Other Income                                3,792,296                    --
                                          -----------           -----------
Net Earnings                                1,701,761            (1,315,311)

Retained earnings (Deficit) at
  beginning of period                      (3,040,155)            1,920,809
                                          -----------           -----------

Retained earnings (Deficit) at
  end of period                           $(1,338,394)          $   605,498
                                          -----------           -----------
                                          -----------           -----------

Income per Share                          $      0.20           $     (0.15)
                                          -----------           -----------
                                          -----------           -----------

Weighted average no. of shares
  outstanding                               8,488,206             8,488,206
                                          -----------           -----------
                                          -----------           -----------

($1 = US $0.68 - average for the 3 months ended October 31, 1999)
($1 = US $0.65 - average for the 3 months ended October 31, 1998)

See Accompanying Notes to Condensed Consolidated Financial Statements

                  SAND TECHNOLOGY SYSTEMS INTERNATIONAL INC.

           CONSOLIDATED STATEMENT OF CHANGES IN FINANCIAL POSITION
                 FOR THE THREE MONTHS ENDED OCTOBER 31, 1999
                            AND OCTOBER 31, 1998

              ------------------------------------------------

                        (Stated in Canadian Dollars)

                                         3 mths ended          3 mths ended
                                        Oct. 31, 1999         Oct. 31, 1998
                                            UNAUDITED             UNAUDITED
Cash provided from (used for):

Operating activities
  Net income for the period               $ 1,701,761           $(1,315,311)
  Non-cash items
    Depreciation of equipment                  23,522                 2,838
    Depreciation of other assets                   --                    --
    Decrease in pre-paid Royalties            189,167               172,707
    Equity earnings in affiliates,
      lower than (in excess of)
      dividends received                    3,219,670               385,065
    Decrease in deferred revenue                   --                    --
Net change in non cash
Working capital balances                     (785,250)              174,631
                                          -----------           -----------
                                            4,348,870              (580,070)

Financing activities
  Issue of common shares                           --                    --
  Deferred revenue                                 --                    --
                                          -----------           -----------

Investing activities
  Investment in prepaid royalties                  --                    --
  Purchase of equipment and improvements
  Dividend from affiliated company                 --                    --
  Decrease (increase) in other assets          36,152                36,152
  Loan                                             --                    --
                                          -----------           -----------
                                               36,152                36,152

NET CASH INFLOW (OUTFLOW)                   4,385,022              (543,918)

Cash & short-term investments,
  Beginning of Period                       1,009,518             4,766,486

Cash & short-term investments,
  End of Period
                                          -----------           -----------
                                          $ 5,394,540           $ 4,222,568
                                          -----------           -----------
                                          -----------           -----------

($1 = US $0.68 - average for the 3 months ended October 31, 1999)
($1 = US $0.65 - average for the 3 months ended October 31, 1998)

See Accompanying Notes to Condensed Consolidated Financial Statements

                 SAND TECHNOLOGY SYSTEMS INTERNATIONAL INC.

           CONSOLIDATED STATEMENT OF CHANGES IN FINANCIAL POSITION
                                 (Continued)
                  FOR THE THREE MONTHS ENDED OCTOBER 31, 1999
                             AND OCTOBER 31, 1998

                  -------------------------------------------

                         (Stated in Canadian Dollars)

                                                      3 mths ended        3 mths ended
                                                     Oct. 31, 1999       Oct. 31, 1998
                                                         UNAUDITED           UNAUDITED
NET CHANGE IN NON-CASH WORKING CAPITAL ITEMS
  Decrease (Increase) in current assets
    Accounts Receivable                                  $(551,065)          $ 349,513
    Inventories                                                657              (3,158)
    Pre-paid expenses                                     (176,671)             (2,677)
  Increase/(Decrease) in current liabilities
    Accounts payable & accrued liabilities                 (59,031)           (169,047)
    Deferred revenue                                           860                  --
    Notes payable to HDS                                        --                  --
    Income taxes payable                                        --                  --
                                                         ---------           ---------
Net change in non cash
Working capital items                                    $(785,250)          $ 174,631
                                                         ---------           ---------
                                                         ---------           ---------

                 SAND TECHNOLOGY SYSTEMS INTERNATIONAL INC.

            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  UNAUDITED

($1 = US $0.68 - average for the 3 months ended October 31, 1999)
($1 = US $0.65 - average for the 5 months ended October 31, 1998)

The following notes should be read in conjunction with the notes accompanying the audited financial statements for the year ended July 31, 1999.

NOTE 1

     Management is of the opinion that all necessary adjustments have been made in order to present fairly the results for the three-month period ended October 31, 1999 and for the three month period ended October 31, 1998.

NOTE 2

     Results of operations for the three month period ended October 31, 1999 may not be indicative of results for the year ending July 31, 2000.

NOTE 3

     The provision for income tax has been offset by the benefit of prior years' tax losses.

NOTE 4

     Short term investments are valued at the lower of cost or current fair market value (if the difference is significant).

NOTE 5    CLASS A COMMON STOCK

Authorized
  An unlimited number of Class A
  Common shares without par value

Issued and outstanding:

     At July 31, 1999                   8,528,206           $8,781,335
     At October 31, 1999                8,528,206           $8,781,335

                 SAND TECHNOLOGY SYSTEMS INTERNATIONAL INC.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        SAND TECHNOLOGY SYSTEMS
                                        INTERNATIONAL INC.


                                        /s/ Georges Dube
November 22, 1999                       --------------------------------------
                                        Georges Dube
                                        Secretary


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